Exhibit 99.1

Blockbuster Reports 9% Increase in Same-Store Sales for the Second Quarter and Raises

Outlook for the Full Year on Continued Improvement in Financial Results

DALLAS, August 7, 2008 — Blockbuster Inc. (NYSE: BBI, BBI.B) today reported financial results for the second quarter ended July 6, 2008.

Total revenues for the second quarter of 2008 increased 3.3%, or $41.3 million, to $1.30 billion, as compared to the second quarter of 2007. Net loss for the second quarter of 2008 was $41.9 million, or $0.23 per share, as compared with a net loss of $31.4 million, or $0.18 per share, for the second quarter of 2007, which included an $81.3 million gain on asset sale.

Net income improved $70.8 million year-over-year, excluding the prior year gain on asset sale. Adjusted net loss for the second quarter of 2008 totaled $36.1 million, or $0.20 per share, a significant improvement as compared with adjusted net loss of $96.5 million, or $0.52 per share, for the second quarter of 2007.

Adjusted EBITDA for the second quarter of 2008 improved $58.2 million to $28.2 million, reflecting the positive impact of the Company’s strategic initiatives, including the increased availability of top new movies, improved store merchandising, more effective pricing and a lower cost structure.

The calculations of adjusted results are shown on pages 6 and 7 of the tables accompanying this release.

“Our second quarter results mark Blockbuster’s fourth consecutive quarter of improved same-store sales,” said Jim Keyes, Blockbuster Chairman and CEO. “We are especially pleased with the 14.2 percent increase in domestic same-store revenues, which includes a 6.5 percent increase in rental revenues. Also, we are launching our movie downloading service, Movielink®, on blockbuster.com, giving customers the ability to rent, buy and download thousands of movies online. Our achievement of these strategic

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Blockbuster Inc. Second Quarter 2008 Earnings Release

milestones underscores that our efforts to transform Blockbuster into a multi-channel provider of entertainment are working and are contributing to our improved financial results.”

Second Quarter Financial Results

Total revenues for the second quarter of 2008 increased 3.3%, or $41.3 million, to $1.30 billion, as compared to the second quarter of last year primarily reflecting a 54.4% growth in domestic merchandise revenues driven by a significant increase in game sales.

Domestic same-store revenues increased 14.2% as compared to the second quarter of 2007, driven by a 6.5% growth in same-store rental revenues and a 69.2% increase in same-store merchandise sales demonstrating the underlying strength of Company’s emerging retail business. International same-store revenues remained essentially flat as compared to the same period last year, reflecting a 6.0% increase in same-store merchandise sales, offset by a 4.3% decline in same-store rental revenues. Worldwide same-store revenues grew 9.0% from the same period last year.

Gross profit for the second quarter of 2008 increased $20.4 million to $655.2 million as compared to the second quarter of 2007 and gross margin remained essentially flat at 50.2%. General and administrative expenses for the period declined $17.3 million as a result of a smaller company-operated store base and the Company’s ongoing cost reduction actions. Advertising expense for the second quarter of 2008 totaled $31.9 million as compared to $54.8 million for the second quarter of 2007.

Cash flow used for operating activities increased $23.1 million to $63.4 million for the second quarter of 2008 from cash used of $40.3 million for the second quarter of 2007. Free cash flow (net cash flow used for operating activities less capital expenditures) decreased $24.3 million to a negative $84.1 million for the second quarter of 2008 from a negative $59.8 million for the second quarter of 2007. Both changes were primarily the result of changes in working capital pursuant to the Company’s investment in additional game hardware, software and accessories for all domestic stores during the second quarter of 2008.

Guidance

Based on positive trends in the Company’s underlying business and financial results year-to-date, the Company raised its previously issued guidance for the full-year 2008 from adjusted EBITDA in the range

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Blockbuster Inc. Second Quarter 2008 Earnings Release

of $290 - $310 million to adjusted EBITDA in the range of $300 - $315 million, which corresponds to net income in the range of $21-$36 million.

Carl Icahn, shareholder and board member also said: “There was little question that Blockbuster was sick and needed the new medicine that has been administered by Jim Keyes and his team. They are to be highly congratulated.”

Additional financial and operational information, including the calculation of adjusted results and the reconciliations of other non-GAAP financial measures used herein, can be found in the tables accompanying this release.

Earnings call

The Blockbuster earnings call will be webcast today at 9 a.m. Central time. Following the conclusion of the webcast, a replay of the call will be available via the Company’s website. Additionally, further detail on the Company’s results can be found in the Company’s Form 10-K for the year ended January 6, 2008, the Company’s Form 10-Q for the quarter ended April 6, 2008 and in the Company’s upcoming Form 10-Q for the quarter ended July 6, 2008. The filings and the webcast can be accessed at http://investor.blockbuster.com.

About Blockbuster

Blockbuster Inc. (NYSE: BBI, BBI.B) is a leading global provider of in-home movie and game entertainment, with over 7,600 stores throughout the Americas, Europe, Asia and Australia. The Company may be accessed worldwide at www.blockbuster.com.

Press Contacts:	Investor Relations Contact:
Karen Raskopf	Angelika Torres
Senior Vice President, Corporate Communications	Director, Investor Relations
(214) 854-3190	(214) 854-4279
OR
Randy Hargrove
Senior Director, Corporate Communications
(214) 854-3190

Forward-Looking Statements

This release and our related earnings conference call include forward-looking statements related to our operations and business outlook and financial and operational strategies and goals. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Factors that may cause actual results to vary materially include, among others: (1) consumer appeal of our existing and planned product and service offerings, and the related impact of competitor pricing and product and service offerings; (2) overall industry performance, current and anticipated economic conditions, and the accuracy of our estimates and judgments regarding trends impacting the home video industry; (3) our ability to obtain favorable terms

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Blockbuster Inc. Second Quarter 2008 Earnings Release

from suppliers, including on such matters as copy depth and uses of product; (4) the studios’ dependence on revenues generated from retail home video and their related determinations with respect to pricing and the timing of distribution of their product; (5) the variability in consumer appeal of the movie titles and games software released for rental and sale; (6) our ability to comply with operating and financial restrictions and covenants in our debt agreements; (7) our ability to respond to changing consumer preferences, including with respect to new technologies and alternative methods of content delivery, and to effectively adjust our offerings if and as necessary; (8) the extent and timing of our continued investment of incremental operating expenses and capital expenditures to continue to develop and implement our initiatives and our corresponding ability to effectively control overall operating expenses and capital expenditures; (9) our ability to effectively and timely prioritize and implement our initiatives and to timely implement and maintain the necessary information technology systems and infrastructure to support our initiatives; (10) our ability to selectively develop and maintain strategic alliances for products and services that meet and anticipate advances in technology, market trends and consumer preferences; (11) with respect to our online subscription service, our ability to attract and retain subscribers as well as our ability to manage subscriber acquisition and service costs; (12) the application and impact of future accounting policies or interpretations of existing accounting policies; and (13) other factors, as described in our filings with the Securities and Exchange Commission, including the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended January 6, 2008 and under the heading “Disclosure Regarding Forward-Looking Information” in our quarterly report on Form 10-Q for the quarter ended April 6, 2008. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release and in our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

BLOCKBUSTER INC.

COMPARATIVE FINANCIAL HIGHLIGHTS

(In millions, except per share amounts)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 6, 2008	July 1, 2007	July 6, 2008	July 1, 2007
		(As restated)		(As restated)
Revenues:
Base rental revenues	$812.0	$798.5	$1,713.7	$1,682.3
Previously rented product ("PRP") revenues	160.3	166.0	334.9	334.3

Total rental revenues	972.3	964.5	2,048.6	2,016.6
Merchandise sales	323.8	285.2	633.6	677.4
Other revenues	8.4	13.5	16.4	43.1

	1,304.5	1,263.2	2,698.6	2,737.1

Cost of sales:
Cost of rental revenues	397.5	414.1	808.0	828.6
Cost of merchandise sold	251.8	214.3	493.7	511.2

	649.3	628.4	1,301.7	1,339.8

Gross profit	655.2	634.8	1,396.9	1,397.3

Operating expenses:
General and administrative	605.2	622.5	1,206.3	1,278.0
Advertising	31.9	54.8	62.4	131.4
Depreciation and amortization of intangibles	37.9	48.7	77.8	98.5
Gain on sale of Gamestation	—	(81.3)	—	(81.3)

	675.0	644.7	1,346.5	1,426.6

Operating income (loss)	(19.8)	(9.9)	50.4	(29.3)
Interest expense	(18.4)	(21.1)	(37.6)	(44.7)
Interest income	0.6	1.9	1.7	3.8
Other items, net	(0.1)	1.8	0.3	(0.2)

Income (loss) before income taxes	(37.7)	(27.3)	14.8	(70.4)
Provision for income taxes	(4.2)	(3.0)	(11.0)	(11.5)

Income (loss) from continuing operations	(41.9)	(30.3)	3.8	(81.9)
Income (loss) from discontinued operations, net of tax	—	(1.1)	(0.3)	1.5

Net income (loss)	(41.9)	(31.4)	3.5	(80.4)
Preferred stock dividends	(2.8)	(2.8)	(5.6)	(5.6)

Net income (loss) applicable to common stockholders	$(44.7)	$(34.2)	$(2.1)	$(86.0)

Net income (loss) per common share:
Basic and diluted
Continuing operations	$(0.23)	$(0.17)	$(0.01)	$(0.46)
Discontinued operations	—	(0.01)	—	0.01

Net income (loss)	$(0.23)	$(0.18)	$(0.01)	$(0.45)

Weighted average common shares outstanding:
Basic and diluted	191.7	190.0	191.5	189.7

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Revenues by Product Line:

	Thirteen Weeks Ended July 6, 2008		Thirteen Weeks Ended July 1, 2007		Twenty-Six Weeks Ended July 6, 2008		Twenty-Six Weeks Ended July 1, 2007
	Revenues	Percent of Total	Revenues	Percent of Total	Revenues	Percent of Total	Revenues	Percent of Total
			(As restated)				(As restated)
Domestic

Rental revenues
Movies	$573.3	63.9%	$555.6	66.2%	$1,205.0	65.0%	$1,181.3	66.5%
Games	52.5	5.9%	52.0	6.2%	107.1	5.8%	110.0	6.2%
PRP	123.6	13.8%	134.3	16.0%	262.7	14.2%	272.2	15.3%

Total rental revenues	749.4	83.6%	741.9	88.4%	1,574.8	85.0%	1,563.5	88.0%

Merchandise sales
Movies	47.5	5.3%	42.4	5.1%	105.1	5.6%	96.6	5.5%
Games	43.3	4.8%	6.7	0.8%	63.3	3.4%	18.4	1.0%
Other	50.0	5.6%	42.1	5.0%	97.5	5.3%	85.5	4.8%

Total merchandise sales	140.8	15.7%	91.2	10.9%	265.9	14.3%	200.5	11.3%

Other revenues	6.3	0.7%	6.1	0.7%	12.6	0.7%	12.5	0.7%

Total domestic revenues	$896.5	100.0%	$839.2	100.0%	$1,853.3	100.0%	$1,776.5	100.0%

International

Rental revenues
Movies	$173.1	42.4%	$178.4	42.1%	$372.9	44.2%	$364.2	37.9%
Games	13.1	3.2%	12.5	2.9%	28.7	3.4%	26.8	2.8%
PRP	36.7	9.0%	31.7	7.5%	72.2	8.5%	62.1	6.5%

Total rental revenues	222.9	54.6%	222.6	52.5%	473.8	56.1%	453.1	47.2%

Merchandise sales
Movies	42.4	10.4%	43.4	10.3%	90.9	10.8%	94.2	9.8%
Games	96.3	23.6%	108.3	25.5%	188.7	22.3%	297.9	31.0%
Other	44.3	10.9%	42.3	10.0%	88.1	10.4%	84.8	8.8%

Total merchandise sales	183.0	44.9%	194.0	45.8%	367.7	43.5%	476.9	49.6%

Other revenues	2.1	0.5%	7.4	1.7%	3.8	0.4%	30.6	3.2%

Total international revenues	$408.0	100.0%	$424.0	100.0%	$845.3	100.0%	$960.6	100.0%

Total consolidated revenues	$1,304.5		$1,263.2		$2,698.6		$2,737.1

Gross Profit by Product Line:

	Thirteen Weeks Ended July 6, 2008		Thirteen Weeks Ended July 1, 2007		Twenty-Six Weeks Ended July 6, 2008		Twenty-Six Weeks Ended July 1, 2007
	Gross Profit	Percent of Revenue	Gross Profit	Percent of Revenue	Gross Profit	Percent of Revenue	Gross Profit	Percent of Revenue
			(As restated)				(As restated)
Domestic

Rental	$425.6	56.8%	$398.8	53.8%	$914.5	58.1%	$878.4	56.2%
Merchandise	29.0	20.6%	29.3	32.1%	53.4	20.1%	61.4	30.6%
Other	6.3	100.0%	6.1	100.0%	12.6	100.0%	12.5	100.0%

Total domestic	460.9	51.4%	434.2	51.7%	980.5	52.9%	952.3	53.6%

International

Rental	149.2	66.9%	151.6	68.1%	326.1	68.8%	309.6	68.3%
Merchandise	43.0	23.5%	41.6	21.4%	86.5	23.5%	104.8	22.0%
Other	2.1	100.0%	7.4	100.0%	3.8	100.0%	30.6	100.0%

Total international	194.3	47.6%	200.6	47.3%	416.4	49.3%	445.0	46.3%

Total consolidated	$655.2	50.2%	$634.8	50.3%	$1,396.9	51.8%	$1,397.3	51.1%

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Selling, General and Administrative (G&A) Comparison

(Dollars in millions)

Selling, General and Administrative Expenses:

	Thirteen Weeks Ended		Thirteen Weeks Ended		Twenty-Six Weeks Ended		Twenty-Six Weeks Ended
	July 6, 2008		July 1, 2007		July 6, 2008		July 1, 2007
		Percent		Percent		Percent		Percent
	SG&A Expense	of Revenue	SG&A Expense	of Revenue	SG&A Expense	of Revenue	SG&A Expense	of Revenue
			(As restated)				(As restated)
Domestic
Advertising	$24.9	1.9%	$45.2	3.6%	$43.9	1.6%	$108.3	4.0%
G&A expense - store (4 wall)	343.8	26.4%	345.2	27.3%	689.0	25.5%	709.6	25.9%
G&A expense - corporate and other	87.9	6.7%	100.8	8.0%	166.4	6.2%	203.1	7.4%
International
Advertising	7.0	0.5%	9.6	0.8%	18.5	0.7%	23.1	0.8%
G&A expense	173.5	13.3%	176.5	14.0%	350.9	13.0%	365.3	13.3%

Total SG&A	$637.1	48.8%	$677.3	53.7%	$1,268.7	47.0%	$1,409.4	51.4%

Facilities Statistics

	As of July 6, 2008
	Domestic			International
	Total Number	Avg Sq Footage	Total Sq Footage	Total Number	Avg Sq Footage	Total Sq Footage
		(in thousands)	(in thousands)		(in thousands)	(in thousands)
Stores	3,936	5.6	21,873	2,013	3.1	6,169
Distribution Centers	40	N/A	1,133	8	N/A	192
Corporate/Regional Offices	14	N/A	423	8	N/A	108

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Other Information: Revenue

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 6, 2008	July 1, 2007	July 6, 2008	July 1, 2007
		(As restated)		(As restated)

Domestic same-store revenues increase (decrease)

Rental revenues	6.5%	(11.9)%	3.2%	(8.2)%
Merchandise sales	69.2%	(10.1)%	41.6%	(12.8)%
Total revenues	14.2%	(11.8)%	8.1%	(8.9)%

International same-store revenues increase (decrease)

Rental revenues	(4.3)%	(3.8)%	(1.6)%	(4.4)%
Merchandise sales	6.0%	22.4%	0.2%	27.9%
Total revenues	(0.1)%	6.7%	(0.8)%	9.7%

Worldwide same-store revenues increase (decrease)

Rental revenues	3.5%	(9.9)%	1.9%	(7.2)%
Merchandise sales	28.0%	9.5%	15.1%	12.3%
Total revenues	9.0%	(5.9)%	4.9%	(2.7)%

Cash Flow Data:
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 6, 2008	July 1, 2007	July 6, 2008	July 1, 2007
		(As restated)		(As restated)
Net cash provided by (used for) operating activities	$(63.4)	$(40.3)	$(82.9)	$(184.3)
Net cash provided by (used for) investing activities	$(20.8)	$109.4	$(40.7)	$106.8
Net cash provided by (used for) financing activities	$86.1	$(106.5)	$77.0	$(172.5)

Capital Expenditures	$20.7	$19.5	$40.6	$30.5

Balance Sheet Information:

	July 6, 2008	January 6, 2008
Cash and cash equivalents	$140.1	$184.6
Merchandise inventories	$447.3	$343.9
Rental library	$405.0	$441.1
Accounts payable	$433.2	$472.8
Total debt (including capital lease obligations)	$840.4	$757.8

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Worldwide Store Count Information:

	Twenty-Six Weeks Ended
	July 6, 2008	July 1, 2007

Domestic Company-Owned Stores:
Beginning	4,005	4,255
Additions/Purchases	8	10
Closures/Sales	(77)	(201)

Ending	3,936	4,064

International Company-Owned Stores:
Beginning	2,068	2,296
Additions/Purchases	5	20
Closures/Sales	(60)	(263)

Ending	2,013	2,053

Franchised Stores:
Beginning	1,757	1,809
Additions/Purchases	9	7
Closures/Sales	(96)	(55)

Ending	1,670	1,761

Total Stores Worldwide:
Beginning	7,830	8,360
Additions/Purchases	22	37
Closures/Sales	(233)	(519)

Ending	7,619	7,878

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BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the thirteen and twenty-six weeks ended July 6, 2008, the Company reports adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) excluding costs incurred for store closures, severance and costs incurred to explore the acquisition of Circuit City Stores, Inc.

For the thirteen and twenty-six weeks ended July 1, 2007, the Company reports adjusted net loss, adjusted net loss per common share and adjusted operating loss excluding charges related to costs incurred for store closures, severance and the gain on sale of Gamestation. Additionally, for the twenty-six weeks ended July 1, 2007, the Company reports adjusted net loss, adjusted net loss per common share and adjusted operating loss excluding proceeds from the termination of our Brazilian franchise agreement.

Adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission and are not measures of operating performance calculated in accordance with GAAP. As a result, adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) should not be considered in isolation of, or as a substitute for, income (loss) from continuing operations, net income (loss) per common share and operating income (loss) as indicators of operating performance. Adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss), as the Company calculates them, may not be comparable to similarly titled measures employed by other companies.

Management believes excluding the recurring and non-recurring items listed below from the Company's financial results provides investors with a clearer perspective of the current underlying operating performance of the Company, a clearer comparison to current period results and greater transparency regarding supplemental information used by management in its financial and operational decision making.

Management uses these non-GAAP financial measures as an internal measure of business operating performance, to establish operational goals, to allocate resources and to analyze trends. Income (loss) from continuing operations is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted net income (loss). Operating income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted operating income (loss).

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 6, 2008	July 1, 2007	July 6, 2008	July 1, 2007
		(As restated)		(As restated)
Reconciliation of adjusted net income (loss):
Income (loss) from continuing operations	$(41.9)	$(30.3)	$3.8	$(81.9)
Adjustments to reconcile income (loss) from continuing operations to adjusted net income (loss):
Termination of Brazilian franchise agreement, net of tax (non-recurring)	—	—	—	(17.0)
Store closure costs including lease terminations (recurring)	2.6	7.3	5.4	12.1
Severance costs (non-recurring)	1.3	7.8	1.3	9.6
Costs incurred to explore the acquisition of Circuit City Stores, Inc. (non-recurring)	1.9	—	1.9	—
Gain on sale of Gamestation (non-recurring)	—	(81.3)	—	(81.3)

Adjusted net income (loss)	(36.1)	(96.5)	12.4	(158.5)
Preferred stock dividends	(2.8)	(2.8)	(5.6)	(5.6)

Adjusted net income (loss) applicable to common stockholders	$(38.9)	$(99.3)	$6.8	$(164.1)

Adjusted net income (loss) per common share	$(0.20)	$(0.52)	$0.04	$(0.87)

Reconciliation of adjusted operating income (loss):
Operating income (loss)	$(19.8)	$(9.9)	$50.4	$(29.3)
Adjustments to reconcile operating income (loss) to adjusted operating income (loss):
Termination of Brazilian franchise agreement (non-recurring)	—	—	—	(20.0)
Store closure costs including lease terminations (recurring)	2.6	7.3	5.4	12.1
Severance costs (non-recurring)	1.3	7.8	1.3	9.6
Costs incurred to explore the acquisition of Circuit City Stores, Inc. (non-recurring)	1.9	—	1.9	—
Gain on sale of Gamestation (non-recurring)	—	(81.3)	—	(81.3)

Adjusted operating income (loss)	$(14.0)	$(76.1)	$59.0	$(108.9)

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BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the thirteen and twenty-six weeks ended July 6, 2008, the Company reports adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) excluding costs incurred for store closures, severance, costs incurred to explore the acquisition of Circuit City Stores, Inc. and stock compensation.

For the thirteen and twenty-six weeks ended July 1, 2007, the Company reports adjusted EBITDA excluding costs incurred for store closures, severance, the gain on sale of Gamestation and stock compensation. Additionally, for the twenty-six weeks ended July 1, 2007, the Company reports adjusted EBITDA excluding proceeds from the termination of our Brazilian franchise agreement.

Adjusted EBITDA is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission and is not a measure of operating performance calculated in accordance with GAAP. As a result, adjusted EBITDA should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance. Adjusted EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.

Management believes excluding the recurring and non-recurring items listed under EBITDA below from the Company's financial results provides investors with a clearer perspective of the current underlying operating performance of the Company, a clearer comparison to current period results and greater transparency regarding supplemental information used by management in its financial and operational decision making.

In addition, management believes that adjusting the Company's financial results to exclude income (loss) from discontinued operations, net of tax, taxes, interest and other income, net and depreciation and amortization of intangibles also provides investors with a clearer perspective of the current underlying operating performance of the Company and a clearer comparison to current period results.

Management uses adjusted EBITDA as an internal measure of business operating performance, to establish operational goals, to allocate resources and to analyze trends. Net income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted EBITDA.

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 6, 2008	July 1, 2007	July 6, 2008	July 1, 2007
		(As restated)		(As restated)
Reconciliation of adjusted EBITDA:
Net income (loss)	$(41.9)	$(31.4)	$3.5	$(80.4)
Adjustments to reconcile net income (loss) to adjusted EBITDA:
(Income) loss from discontinued operations, net of tax	—	1.1	0.3	(1.5)
Taxes	4.2	3.0	11.0	11.5
Interest and other income, net	17.9	17.4	35.6	41.1
Depreciation and amortization of intangibles	37.9	48.7	77.8	98.5

EBITDA	$18.1	$38.8	$128.2	$69.2

Lease termination costs incurred for store closures (recurring)	1.3	4.1	1.5	7.1
Termination of Brazilian franchise agreement (non-recurring)	—	—	—	(20.0)
Severance costs (non-recurring)	1.3	7.8	1.3	9.6
Costs incurred to explore the acquisition of Circuit City Stores, Inc. (non-recurring)	1.9	—	1.9	—
Gain on sale of Gamestation (non-recurring)	—	(81.3)	—	(81.3)
Stock compensation (recurring)	5.6	0.6	9.8	8.7

Adjusted EBITDA	$28.2	$(30.0)	$142.7	$(6.7)

The following table presents consolidated financial information, including a reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net income, the most comparable GAAP financial measure.

	Guidance Range
Full Year 2008 Guidance Reconciliation:
	Low	High
Net income (loss)	$21.0	$36.0
Adjustments to reconcile net income (loss) to adjusted EBITDA:

(Income) loss from discontinued operations, net of tax	0.3	0.3
Taxes	28.0	28.0
Interest and other income, net	68.7	68.7
Depreciation and amortization of intangibles	158.0	158.0
Stock compensation	18.0	18.0
Other adjusting items	6.0	6.0

Adjusted EBITDA	$300.0	$315.0

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BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

Free cash flow reflects the Company’s net cash flow provided by (used for) operating activities less capital expenditures. The Company uses free cash flow, among other things, to evaluate its operating performance and as a measure of liquidity. Management believes free cash flow provides investors with an important perspective on the cash available for debt service, acquisitions and stockholders after making the capital investments required to support ongoing business operations and long-term value creation. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management and helps improve their ability to understand the Company’s operating performance. In addition, free cash flow is also a measure used by the Company’s investors and analysts for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Free cash flow is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission and is not a measure of performance calculated in accordance with GAAP. As a result, free cash flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or net cash flow provided by (used for) operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As the Company uses free cash flow as a measure of performance and as a measure of liquidity, the tables below reconcile free cash flow to both net income (loss) and net cash flow provided by (used for) operating activities, the most directly comparable financial measures reported under GAAP.

The following table provides a reconciliation of net cash flow provided by (used for) operating activities to free cash flow:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 6, 2008	July 1, 2007	July 6, 2008	July 1, 2007
		(As restated)		(As restated)
Net cash provided by (used for) operating activities	$(63.4)	$(40.3)	$(82.9)	$(184.3)

Adjustments to reconcile net cash flow used for operating activities to free cash flow:
Capital expenditures	(20.7)	(19.5)	(40.6)	(30.5)

Free cash flow	$(84.1)	$(59.8)	$(123.5)	$(214.8)

The following table provides a reconciliation of net income (loss) to free cash flow:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 6, 2008	July 1, 2007	July 6, 2008	July 1, 2007
		(As restated)		(As restated)

Net income (loss)	$(41.9)	$(31.4)	$3.5	$(80.4)

Adjustments to reconcile net income (loss) to free cash flow:
Depreciation and amortization of intangibles	37.9	48.6	77.8	98.5
Non-cash share-based compensation expense	5.6	0.6	9.8	8.7
Capital expenditures	(20.7)	(19.5)	(40.6)	(30.5)
Rental library purchases, net of rental amortization	41.8	25.4	39.3	49.8
Changes in working capital	(105.6)	(2.7)	(212.5)	(178.3)
Changes in deferred taxes and other	(1.2)	0.5	(0.8)	(1.3)
Gain on sale of Gamestation	—	(81.3)	—	(81.3)

Free cash flow	$(84.1)	$(59.8)	$(123.5)	$(214.8)

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